N-SAR - MFS Government Securities
                                 SUB-ITEM 77M

The MFS Government Securities Fund, a stand-alone fund (the "Fund"), acquired all of the assets of the MFS Government Mortgage Fund, a series of Trust X, on November 23, 2004. The circumstances and details of this
  transaction  is described  in  the  Fund's  Registration   Statement
on Form N-14 (File No. 333-117618), as filed with the Securities and Exchange Commission via EDGAR on July 23, 2004, under Rule 488 under the Securities Act of 1933. Such description is incorporated herein by reference.

The acquired fund has ceased to be an investment company as defined in the Investment Company Act of 1940.


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